Exhibit 10.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

THE PEOPLES BANCTRUST COMPANY, INC.

AND

ENDURANCE CAPITAL INVESTORS, L.P.

Dated as of April 6, 2005

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 6th day of April, 2005, by and between The Peoples BancTrust Company, Inc., an Alabama business corporation and bank holding company (the “Company”), and Endurance Capital Investors, L.P., a Delaware limited partnership (“Purchaser”). Certain capitalized terms used herein are defined in Article I.

W I T N E S S E T H:

WHEREAS, the Company is authorized to issue up to 9,000,000 shares of common stock, $.10 par value per share (“Common Stock”);

WHEREAS, Purchaser owns 280,379 shares of Common Stock;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Purchaser, and Purchaser shall subscribe for and purchase, 287,209 shares (the “Shares”) of the Company’s authorized but unissued Common Stock, which is the number of shares obtained by dividing the Total Purchase Price by the Current Market Price Per Share and rounding the result to the nearest whole number; and

WHEREAS, such purchase of the Shares will be made in reliance upon the provisions of Section 4(2) (“Section 4(2)”) of the Securities Act of 1933 (the “Securities Act”), and Regulation D (“Regulation D”) promulgated under the Securities Act, and/or upon such other exemption from the registration requirements of the Securities Act and applicable state securities Laws as may be available with respect to the purchase of Shares to be made hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the Company and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person.

“Agreement” shall mean this Stock Purchase Agreement, as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Bank” shall mean The Peoples Bank and Trust Company, an Alabama banking corporation.

“Business Day” shall mean any day of the year other than (a) any Saturday or Sunday or (b) any other day on which the Bank or banks located in New York, New York are generally closed for business.

“Closing” shall mean the consummation of the transactions contemplated herein in accordance with Article VIII.

“Closing Date” shall mean the date on which the Closing occurs or is to occur.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Contract” shall mean any contract, lease, sales order, purchase order, agreement, indenture, mortgage, note, bond, warrant or instrument, undertakings commitment, understanding, or other arrangement (whether written or oral).

“CPR” shall mean Center for Public Resources.

“Current Market Price Per Share” shall mean $17.41, which is the weighted average of the closing prices per share of Common Stock, as reported on the Nasdaq Small Cap Market, based on the number of shares sold in a particular trading day multiplied by the closing price for such trading day, during the last twenty (20) trading days on or prior to the third Business Day immediately prior to the Closing Date that at least one share of Common Stock is traded on the Nasdaq Small Cap Market.

“Dollars” or numbers preceded by the symbol “$” shall mean amounts in United States Dollars.

“DRIP” shall mean the dividend reinvestment and stock purchase plan of the Company under the terms of which certain holders of record of shares of Common Stock are eligible to invest in Common Stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“FDIA” shall mean the Federal Deposit Insurance Act.

“FDIC” shall mean the Federal Deposit Insurance Corporation or its successor in interest.

“Financial Statements” shall mean the Company’s consolidated audited financial statements and notes thereto and related opinions thereon for the years ended December 31, 2001, 2002, 2003 and 2004 that are attached to, filed with or part of the Company’s Form 10-K for each such year, consisting of the balance sheet at such date and the related statements of earnings and retained earnings and cash flows for the fiscal year then ended.

“FRB” shall mean the Board of Governors of the Federal Reserve System or its successor in interest.

“GAAP” shall mean United States generally accepted accounting principles at the time in effect.

“Governmental Authority” shall mean the government of the United States or any foreign country or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any quasi-governmental entity established to perform such functions.

“Investor Rights Agreement” means the investor rights agreement in the form of Exhibit A hereto to be entered into between the Company and Purchaser at the Closing.

“Law” shall mean any law, statute, regulation, ordinance, rule, order (including cease and desist orders), decree (including consent decrees), memorandum of understanding, directive, regulatory action, judgment, settlement agreement or other governmental requirement enacted, promulgated or imposed by any Governmental Authority.

“Lien” shall mean any lien (except for any lien for Taxes not yet due and payable), mortgage, pledge, charge, claim, title imperfection, defect or objection, security interest, encumbrance, easement, third-party right or restriction (whether on voting, disposition or otherwise).

“Loss” or “Losses” shall mean any and all losses (including reductions in value), liabilities, costs, claims, damages and expenses (including attorney’s fees and expenses and costs of investigation and litigation).

“Material Contracts” shall have the meaning set forth in Section 3.12.

“Material Adverse Effect” shall mean any change in or effect which, individually or in the aggregate with other changes or effects, is materially adverse to the business, assets, liabilities, condition (financial or otherwise), the results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement or the Investor Rights Agreement. “Material Adverse Effect” shall not be deemed to include (i) the impact of actions or omissions of the Company taken with the prior written consent of Purchaser in contemplation of the transactions contemplated by this Agreement, (ii) changes in laws and regulations or publicly available written interpretations thereof by Governmental Authorities that are generally applicable to the banking or savings institutions industry, (iii) changes in GAAP, or (iv) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions including changes in interest rates.

“NASD” means the National Association of Securities Dealers, Inc. or its successor in interest.

“Options” means options, warrants, other securities or other rights issued by the Company and entitling the holder to acquire Common Stock from the Company.

“Organization Documents” means, with respect to any business organization, any certificate or articles of incorporation and any bylaws, each as amended to date, that regulate the basic organization of the business organization and its internal relations.

“Permit” shall mean any permit, license, approval or other authorization required or granted by any Governmental Authority.

“Permitted Liens” shall mean (a) Liens for Taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) workers’, mechanics’, materialmen’s, repairmen’s, suppliers’, carriers’ or similar Liens arising in the ordinary course of business with respect to obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings, (c) covenants, zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use of such real property, leases or leasehold estates and (d) any minor Liens which do not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company.

“Person” shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d) of the Exchange Act.

“Preferred Stock” shall mean the Company’s preferred stock, $.10 par value per share.

“Purchaser” shall have the meaning set forth in the preamble to this Agreement.

“Related Agreement” shall mean any Contract, including the Investor Rights Agreement, that is or is to be entered into at the Closing or otherwise pursuant to this Agreement.

“Regulation D” shall have the meaning set forth in the recitals to this Agreement.

“Rule 144” shall mean Rule 144 under the Securities Act.

“SEC” shall mean the United States Securities and Exchange Commission or its successor in interest.

“SEC Documents” shall mean the Company’s Form 10-K for the year ended December 31, 2004, and all exhibits and schedules thereto, and all Forms 10-Q and 8-K, and all exhibits and schedules thereto, filed or furnished thereafter, and the proxy statement for the Company’s annual meeting held on May 10, 2005.

“Section 4(2)” shall have the meaning set forth in the recitals to this Agreement.

“Securities Act” shall have the meaning set forth in the recitals to this Agreement.

“Shares” shall have the meaning set forth in the recitals to this Agreement.

“Subsidiary,” when used with reference to a specified Person, means any corporation, partnership, trust or other entity of which the majority of outstanding voting securities are owned (directly or indirectly) by such Person. Unless the context otherwise requires, any reference to a Subsidiary shall be a Subsidiary of the Company.

“Taxes” shall mean all taxes, charges, fees, duties, levies or other assessments (including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, payroll, unemployment and social security taxes) which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

“Tax Return” shall mean any report, return or other information (including any related or supporting schedule, statement or information returns) required to be supplied to a Governmental Authority in connection with any Taxes, including amendment to any of the foregoing.

“Title and Authorization Representations and Warranties” shall mean those representations and warranties found in Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2 and 4.3 hereto.

“Total Purchase Price” shall mean five million Dollars ($5,000,000).

1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law shall mean such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated hereunder. Underscored references to Articles, Sections or clauses shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement.

ARTICLE II

SALE AND PURCHASE OF COMMON STOCK

2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue, sell and deliver to Purchaser, and Purchaser subscribes for and agrees to purchase and acquire from the Company and take delivery from the Company of, the Shares.

2.2 Payment of Purchase Price. At Closing, Purchaser shall pay to the Company the Total Purchase Price as the total consideration for the Shares. All payments made hereunder shall be made in accordance with Section 11.4 and to such account or accounts as the Company shall designate in writing to Purchaser not less than two Business Days immediately preceding the Closing Date.

2.3 Restricted Securities. Purchaser understands that the Shares have not been registered with the SEC pursuant to the Securities Act, and therefore, have the status of “restricted securities,” which may not be sold or otherwise disposed of unless such sale or disposition has been registered with the SEC or is exempt from registration under the Securities Act. Purchaser shall not sell or otherwise dispose of the Shares without such registration or exemption, and until such time as the Shares have been registered with the SEC, the Company shall direct its Secretary and transfer agent to refuse to transfer any of the Shares on the records of the Company without receiving evidence reasonably satisfactory to the Company that such transfer is exempt from the registration requirement. All certificates representing the Shares, whether upon original issuance or upon transfer (as, if and when permitted hereby and by applicable Law) shall be endorsed with a legend giving notice of the transfer restriction to prospective purchasers, in form as follows:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THE SECURITIES ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.

2.4 Registration Rights. At the Closing, the parties shall enter into the Investor Rights Agreement, entitling Purchaser to have the Shares registered under the Securities Act at the times and subject to the terms and conditions set forth therein.

ARTICLE III

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Purchaser as follows:

3.1 Due Incorporation; Subsidiaries.

(a) The Company is a corporation duly organized under the laws of the State of Alabama and is registered as a bank holding company under the regulations of the FRB. The Company is validly existing and in good standing under the laws of the State of Alabama, with all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as they are now being owned, leased, operated and conducted.

(b) The Company is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the business or properties owned, leased or operated by it require such licensing or qualification, except for those jurisdictions in which the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c) Each of the Company’s Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to own, lease and operate their respective properties and assets and to conduct their respective businesses as they are now being owned, leased, operated and conducted. Each of the Company’s Subsidiaries is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the business or properties owned, leased or operated require such licensing or qualification, except for those jurisdictions in which the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(d) True, correct and complete copies of the articles of incorporation and bylaws (or other Organization Documents), and all minutes of all meetings (or written consents in lieu of meetings) of the board of directors (or similar governing body) and shareholders (or members, partners or other holders of equity interests) of the Company and each Subsidiary have been made available to Purchaser.

3.2 Due Authorization. The Company has and will have on the Closing Date all requisite corporate power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Related Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly approved and authorized by all necessary action on the part of the Company and no other actions or proceedings on the part of the Company are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. Assuming due authorization, execution and delivery of this Agreement and the Related Agreements by the other parties hereto and thereto, this Agreement constitutes a legal, valid and binding obligation of the Company, and each of the Related Agreements constitute (or upon execution and delivery by the Company will constitute) legal, valid and binding obligations of the Company, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies and by principles of equity.

3.3 Consents and Approvals; Authority Relative to this Agreement.

(a) No consent, authorization, or approval of, notice to or filing or registration with any Governmental Authority having jurisdiction over any aspect of the business or assets of the Company or any Subsidiary, and no consent of any other Person, is required in connection with the execution and delivery by the Company of this Agreement and its Related Agreements or the consummation by the Company of the transactions contemplated hereby, except (i) the filing of notices of transactions or other required filings with the securities administrators of any states in which the Shares are to be offered and sold as part of this offering, and the absence of any objection from any of such administrators, (ii) the filing of a notification of the issuance of the Shares with the Nasdaq Small Cap Market and (iii) filing of a Form D or other filings with the SEC pursuant to Regulation D.

(b) The execution, delivery and performance by the Company of this Agreement and the Related Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, does not and will not (i) violate any material Law applicable to or binding on the Company, any of its Subsidiaries or any of their properties or assets, (ii) violate or conflict with, result in a breach or termination of, constitute a breach or result in a default or give any third party any additional right (including a termination, cancellation or acceleration right, or any right to acquire any securities or assets) under, permit cancellation of, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract, Permit, Lien or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets are bound, (iii) permit the acceleration of the maturity of any indebtedness of the Company or any of its Subsidiaries or indebtedness secured by their respective assets or (iv) violate or conflict with any provision of any of the Organization Documents of the Company or any of its Subsidiaries.

3.4 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 9,000,000 shares of Common Stock, of which 5,587,783 shares are currently issued and outstanding and (ii) 1,000,000 shares of Preferred Stock, of which no shares are currently issued and outstanding. All of the outstanding shares of Common Stock (x) are duly authorized, validly issued, fully paid, nonassessable and without preemptive rights and free and clear of all Liens, (y) were not issued in violation of the terms of any agreement or other understanding binding upon the Company or any of its Subsidiaries and (z) were issued in compliance with all applicable Organization Documents and federal and state securities Laws. The Company has reserved 579,876 shares of Common Stock for issuance upon the exercise of options granted under its stock option plans and as of this date, options for 137,610 shares have been issued under the plans. Except for stock options under the Company’s stock option plans and 200,000 shares of Common Stock reserved under the Company’s DRIP, there are no Options authorized, issued or outstanding with respect to the capital stock of the Company or any other securities convertible into or exchangeable for such stock or other equity interest of the Company, and the Company is not obligated to issue any additional shares of its capital stock or Options with respect to its capital stock or other equity interests of the Company. There are no shares of capital stock of the Company held in the treasury of the Company and no shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition other than pursuant to the Company’s stock option plans and the Company’s DRIP.

(b) All of the shares of outstanding capital stock and other equity interests of each Subsidiary are owned by the Company or another Subsidiary. All of such shares and other equity interests (i) are duly authorized, validly issued, fully paid and nonassessable and without preemptive rights and free and clear of all Liens, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon the Company or any of its Subsidiaries and (iii) were issued in compliance with all applicable Organization Documents and federal and state securities Laws. There are no Options authorized, issued or outstanding with respect to the capital stock or other equity interest of the Company’s Subsidiaries or any other securities convertible into or exchangeable for such stock or other equity interest, and none of the Company’s Subsidiaries are obligated to issue any additional shares of their capital stock or other equity interest or Options with respect to their capital stock or other equity interests of the Company’s Subsidiaries. There are no shares of capital stock of the Company’s Subsidiaries held in the treasury of the Company’s Subsidiaries and no shares of capital stock or other equity interest of the Company’s Subsidiaries are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

(c) There are no outstanding obligations of the Company or any Subsidiary that relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any other securities convertible into or exchangeable for such stock or other equity interest other than Options issued under the Company’s stock option plans and the Company’s DRIP. The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) Upon consummation of the Closing, the Shares will be duly authorized, validly issued, fully paid, nonassessable and free of any Liens or preemptive rights, other than any Liens created by or imposed upon Purchaser and restrictions on transfer under federal and state securities laws as set forth herein. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4.4, the Shares may and will be properly issued pursuant to Section 4(2), Regulation D and/or any applicable state law.

3.5 Financial Statements; Undisclosed Liabilities.

(a) The Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the financial position, assets and liabilities of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Financial Statements were prepared and are in accordance with the books and records of the Company and do not reflect any transactions that are not bona fide transactions. The Financial Statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates thereof and for the periods covered thereby (subject, in the case of interim financial statements, to all adjustments and accruals of a normal, recurring nature which are necessary for a fair statement of the balance sheet and results of operations at the date or for the period presented).

(b) Except as set forth in the Financial Statements, the Company has no liabilities, debts or obligations, whether absolute, accrued, contingent or otherwise, which were required to be reported in a balance sheet as of December 31, 2004 prepared in accordance with GAAP.

(c) Since December 31, 2004, the Company has incurred no liabilities, debts or obligations, whether absolute, accrued, contingent or otherwise, which would be required to be reported in a balance sheet as of the date hereof prepared in accordance with GAAP, other than liabilities, debts and obligations which were incurred in the ordinary course of business and consistent with past practice and other than such liabilities, debts and obligations which were reported in an unaudited balance sheet included with any quarterly report of the Company filed on Form 10-Q, or otherwise reported by the Company on Form 8-K, since December 31, 2004.

(d) The audits of the Company have been conducted in accordance with GAAP.

3.6 Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.7 No Material Adverse Effects or Changes. Except as disclosed in the SEC Documents or in any regulatory reports, filings or correspondence by or with respect to the Company or its Subsidiaries which have been provided or expressly made available to Purchaser, since December 31, 2003, the Company and its Subsidiaries have conducted their business only in the ordinary and usual course of business and in substantially the same manner as theretofore conducted; and during this period, the Company and its Subsidiaries have not (a) suffered any event which has had or may reasonably be expected to have a Material Adverse Effect, (b) made any material changes in its accounting principles or practices, (c) authorized for issuance, issued, sold or delivered, or agreed or committed to issue, sell or deliver, any shares of its capital stock or any other securities, or amended any of the terms of any such capital stock or other securities, other than Options granted under, and shares of Common Stock issued upon the exercise of Options granted under, the Company’s stock option plans and the Company’s DRIP, (d) split, combined or reclassified any shares of its capital stock, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other securities, or redeemed or otherwise acquired any capital stock or securities of the Company or its Subsidiaries, (e) made any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business and consistent with past practices, (f) made any borrowings or incurred any material debt (other than borrowings made and debt incurred in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for any material obligations of any other Person, (g) encountered any material damage, destruction or loss to the business, assets or properties of the Company or its Subsidiaries not covered by insurance, (h) merged into or with or consolidated with any other Person, (i) made any change in its certificate of incorporation, bylaws or other Organization Documents, (j) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan or fund for the benefit or welfare of any director, officer or employee, or materially increased the compensation or benefits of any director, officer or employee, or entered into any Contract to do any of the foregoing, in each case except in the ordinary course of business and consistent with past practice or as required by Law, (k) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company or its Subsidiaries or any of their directors, officers or employees, except in the ordinary course of business and consistent with past practice, (l) entered into any other Material Contract other than in the ordinary course of business and consistent with past practice, or (m) entered into any agreement to do any of the foregoing.

3.8 Compliance with Laws.

(a) The Company and each of its Subsidiaries have all Permits from Governmental Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material or reasonably expected to be material to the Company and its Subsidiaries; all such Permits are in full force and effect and, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

(b) Except for immaterial failures to comply, defaults and such matters as are expressly disclosed or expressly set forth in the SEC Documents or in any regulatory reports, filings or correspondence by or with respect to the Company or its Subsidiaries which have been provided or expressly made available to Purchaser (i) the Company and its Subsidiaries are in compliance in all material respects and since December 31, 1999 have complied in all material respects with all Laws (including without limitation zoning ordinances, building codes, ERISA, and securities, Tax, environmental, civil rights, and occupational health and safety Laws and all Laws pertaining to the conduct of banking, deposit-taking, lending or related business, or to the exercise of trust powers) and Permits applicable to them and to the conduct of their business, and (ii) neither the Company nor any of the Company’s Subsidiaries is in material default under, and no event has occurred which, with the lapse of time or notice or both, could result in the material default under, the terms of any Law or Permit of any Governmental Authority. Neither the Company nor any of its Subsidiaries is subject to or reasonably likely to incur a material liability as a result of its ownership, operation, or use of any property (whether directly or as a consequence of such property being part of the investment portfolio of the Company or any of its Subsidiaries) (A) that is contaminated by or contains any Hazardous Substance, or (B) on which any Hazardous Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit, or proceeding is pending against the Company or any of its Subsidiaries relating to any such property before any court or other Governmental Authority or arbitration tribunal relating to Hazardous Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting the Company or any of its Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, or in any regulatory reports, filings or correspondence by or with respect to the Company or its Subsidiaries which have been provided or expressly made available to Purchaser, no Governmental Authority has placed any restriction on the business of the Company or any of its Subsidiaries which reasonably could be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(c) From and after December 31, 2003, and except for such matters as are expressly disclosed or expressly set forth in any regulatory reports, filings or correspondence by or with respect to the Company or its Subsidiaries which have been provided or expressly made available to Purchaser, neither the Company nor any of its Subsidiaries has received any notification or communication which has not been finally resolved from any Governmental Authority (i) asserting that the Company or any of its Subsidiaries, is not in substantial compliance with any of the Laws that such Governmental Authority enforces, except with respect to matters which reasonably could not be expected to materially affect the business of the Company or any of its Subsidiaries (ii) threatening to revoke any Permit that is material or reasonably expected to be material to the Company or any of its Subsidiaries, including without limitation the Company’s or any of its Subsidiaries status as an insured depositary institution under the Federal Deposit Insurance Act or (iii) requiring or threatening to require the Company or any of its Subsidiaries, or indicating that the Company or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of the Company or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

(d) Neither the Company nor any of its Subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

(e) For the five years preceding the date hereof, the Company and its Subsidiaries have duly filed in correct form the monthly, quarterly and annual reports and other documents and reports required to be filed with all applicable Governmental Authorities, and such reports and other documents comply with applicable Law in all material respects.

3.9 Material Contracts. All Contracts that are required by applicable rules and regulations of the SEC to be filed as exhibits to the SEC Documents have been so filed, to the extent required, and, except for Material Contracts that have been terminated or are no longer in effect in accordance with their terms, are valid, subsisting, in full force and effect and binding upon the Company or Subsidiary party thereto and the other parties thereto, and the Company or its applicable Subsidiaries has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder in all material respects. Neither the Company nor any of its applicable Subsidiaries has received notice of a default and is not in default under, or with respect to, any Material Contract. No event has occurred that, with the giving of notice or the passage of time or both, would constitute a breach or default of a Material Contract. To the knowledge of the Company and its Subsidiaries, no other party to any Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

3.10 Taxes.

(a) Each of the Company and its Subsidiaries has filed on a timely basis all Tax Returns as required by applicable Law on or before the Closing Date. Each such Tax Return is true, correct and complete in all material respects. All Taxes shown as due and owing on all such Tax Returns have been paid. Neither the Company nor any of its Subsidiaries have requested an extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed.

(b) No federal, state, local or foreign audit or other administrative proceeding or court proceeding exists with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice that an audit or other administrative proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

(c) All Tax deficiencies which have been claimed, proposed or asserted in writing against the Company have been fully paid or finally settled.

3.11 Litigation.

(a) Except as disclosed in the SEC Documents or in any regulatory reports, filings or correspondence by or with respect to the Company or its Subsidiaries which have been provided or expressly made available to Purchaser, there are no material actions, suits, arbitrations, proceedings, governmental investigations or other litigation pending or threatened against the Company or any of its Subsidiaries or any of their officers, directors, employees or stockholders in their capacity as such before any court or other Governmental Authority. Except as disclosed in the SEC Documents or in any regulatory reports, filings or correspondence by or with respect to the Company or its Subsidiaries which have been provided or expressly made available to Purchaser, neither the Company nor any of its Subsidiaries is subject to any material order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, other than orders having application to the businesses in which the Company or any of its Subsidiaries is engaged as a whole or other industry-wide matters. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has entered into any agreement to settle or compromise any material proceeding pending or threatened against it which has involved any obligation other than the payment of money and for which the Company or any of its Subsidiaries have any continuing obligation.

(b) There are no claims, actions, suits, proceedings, governmental investigations or other litigation pending or threatened, by or against the Company or any of its Subsidiaries or any of their respective Affiliates with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby.

3.12 SEC Compliance. The Company registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other Laws applicable to such SEC Documents. None of the SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.13 Regulation D. No form of general solicitation or advertising (as these terms are used in Rule 502(c) of Regulation D) was used by the Company or any other Person acting on behalf of the Company, in respect of the Shares or in connection with the offer and sale of the Shares. The Company has not sold, offered to sell, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) under any circumstances that would require registration of the Shares under the Securities Act or any state securities or blue sky Laws.

3.14 Nasdaq Small Cap Market. The Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Nasdaq Small Cap Market, and no action has been taken or, to the knowledge of the Company, threatened by Nasdaq with respect to the delisting or permanent suspension from trading of the Common Stock.

3.15 Brokers and Finder. The Company has not used any broker or finder in connection with the transactions contemplated by this Agreement or the Related Agreements, and neither Purchaser nor any of its Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by the Company in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

3.16 Exemption and Compliance. Assuming the accuracy of the representations and warranties of Purchaser set forth in Article IV of this Agreement, the offer, sale and delivery of the Shares will constitute an exempted transaction under the Securities Act, and registration of the Shares under the Securities Act is not required.

3.17 Deposit Insurance. The deposit accounts in the Bank are insured by the FDIC to the maximum extent permitted by Law, and the Bank has paid all required premiums and assessments and filed all reports required under the FDIA.

3.18 Fairness Opinion. The Company acknowledges that it has received an opinion from a qualified investment banking firm satisfactory to it that the transactions contemplated by this Agreement and the Related Agreements are fair to the shareholders of the Company from a financial point of view.

ARTICLE IV

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants to the Company as follows:

4.1 Due Formation.

(a) Purchaser is a limited partnership duly organized under the laws of the State of Delaware. Purchaser is validly existing and in good standing under the laws of the State of Delaware, with all requisite limited partnership power and authority to own, lease and operate its properties and assets and to conduct its business as they are now being owned, leased, operated and conducted.

(b) Purchaser is licensed or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction where the nature of the business or properties owned, leased or operated by it require such licensing or qualification and in which the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Purchaser.

4.2 Due Authorization. Purchaser has and will have on the Closing Date all requisite limited partnership power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly and validly approved and authorized by all necessary limited partnership action on the part of Purchaser and no other limited partnership actions or proceedings on the part of Purchaser are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. Assuming due authorization, execution and delivery of this Agreement and Purchaser’s Related Agreements by the other parties hereto and thereto, this Agreement constitutes a legal, valid and binding obligation of Purchaser, and each of Purchaser’s Related Agreements constitute (or upon execution and delivery by Purchaser will constitute) legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies and by principles of equity.

4.3 Consents and Approvals; Authority Relative to this Agreement.

(a) No consent, authorization, or approval of, notice to or filing or registration with any Governmental Authority having jurisdiction over any aspect of the business or assets of Purchaser, and no consent of any other Person, is required in connection with the execution and delivery by Purchaser of this Agreement and the Related Agreements or the consummation by Purchaser of the transactions contemplated hereby, except (i) the filing of notices of transactions or other required filings with the securities administrators of any states in which the Shares are to be offered and sold as part of this offering, and the absence of any objection from any of such administrators, (ii) the filing of an application for listing of the Shares with the Nasdaq Small Cap Market and (iii) filing of a Form D or other filings with the SEC pursuant to Regulation D.

(b) The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements, and the consummation by Purchaser of the transactions contemplated hereby and thereby, does not and will not (i) violate any material Law applicable to or binding on Purchaser or any of its properties or assets, (ii) violate or conflict with, result in a breach or termination of, constitute a breach or result in a default or give any third party any additional right (including a termination, cancellation or acceleration right, or any right to acquire any securities or assets) under, permit cancellation of, result in the creation of any Lien upon any of the properties or assets of Purchaser under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract, Lien or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets are bound, (iii) permit the acceleration of the maturity of any indebtedness of Purchaser or indebtedness secured by its assets or (iv) violate or conflict with any provision of any of the Organization Documents of Purchaser.

4.4 Accredited Investor. Purchaser is an accredited investor (as defined in Rule 501 of Regulation D).

4.5 Intent. Purchaser is entering into this Agreement for its own account and Purchaser has no present arrangement (whether or not legally binding) at any time to sell the Shares to or through any Person; provided, however, that by making the representations herein, Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with federal and state securities Laws applicable to such disposition.

4.6 Litigation. There are no claims, actions, suits, proceedings, governmental investigations or other litigation pending or to the knowledge of Purchaser, threatened, by or against Purchaser or any of its Affiliates with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby.

4.7 Brokers and Finder. Purchaser has not used any broker or finder in connection with the transactions contemplated by this Agreement or the Related Agreements, and neither the Company, its Subsidiaries nor any of their Affiliates has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by Purchaser in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

4.8 Purchaser’s Due Diligence. Purchaser acknowledges that Purchaser has received from the Company certain information and documentation pertaining to the Company’s financial condition and its business operations, and Purchaser confirms that it has been afforded an opportunity to investigate and evaluate the issues and circumstances pertaining to its decision to enter into this Agreement and the Related Agreements, and to make the investments, and otherwise perform, as contemplated herein and therein. The representations and warranties set forth in Article 3 and all remedies of Purchaser under this Agreement for any breach thereof shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser or any officer, director or controlling person of Purchaser and shall survive the purchase of the Shares.

ARTICLE V

COVENANTS

5.1 Operations in the Ordinary Course.

(a) From the date hereof to the Closing, (i) the Company shall, and shall cause each of its Subsidiaries to, conduct their respective businesses in the ordinary course and substantially in accordance with past practice and (ii) the Company shall not, and shall not permit any of its Subsidiaries to, take any action which could result in any of the representations and warranties of the Company contained herein being untrue in any material respect as of the Closing.

(b) Without limiting the generality of the foregoing, prior to the Closing, the Company shall not or allow any of its Subsidiaries to, without the prior written consent of Purchaser, which shall not be unreasonably:

(i) sell, transfer, convey or otherwise dispose of, or encumber with any Lien (other than Permitted Liens), any material asset having an individual book value in excess of $75,000 except in the ordinary course of business and consistent with past practice;

(ii) make any material changes in its accounting principles or practices;

(iii) authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver, any shares of capital stock or any other securities of the Company or the Company’s Subsidiaries, except pursuant to the existing stock option plans of the Company and any Options granted thereunder from time to time, or amend any of the terms of any such capital stock or other securities;

(iv) split, combine or reclassify any shares of its capital stock or other securities, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other securities, or redeem or otherwise acquire any capital stock or other securities of the Company;

(v) make any borrowings or incur any debt (other than borrowings made and debt incurred in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable for any material obligations of any other Person;

(vi) make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business and consistent with past practices;

(vii) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan or fund for the benefit or welfare of any director, officer or employee, or materially increase the compensation or benefits of any director, officer or employee, in each case except in the ordinary course of business and consistent with past practice or as required by Law;

(viii) acquire or lease any material assets having an individual book value in excess of $75,000, except in the ordinary course of business and consistent with past practice;

(ix) pay any amount or perform any obligation in settlement or compromise of any suit or claim of liability against the Company or any of its Subsidiaries or any of their directors, officers or employees, except in the ordinary course of business and consistent with past practice;

(x) merge into or with or consolidate with any other Person;

(xi) make any change in its certificate of incorporation, bylaws or other Organization Documents;

(xii) enter into any other material Contract other than in the ordinary course of business and consistent with past practice, or

(xiii) enter into any agreement to do any of the foregoing.

5.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a minimum number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Shares.

5.3 Listing of Common Stock. The Company shall maintain the listing of the Common Stock on the Nasdaq Small Cap Market, and as soon as practicable (but in any event prior to the date on which the Company and Purchaser may mutually agree in writing) list the Shares. The Company further shall, if the Company applies to have the Common Stock traded on any other trading market, include in such application the Shares, and shall take such other action as is necessary or desirable in the opinion of Purchaser to cause the Common Stock to be listed on such other trading market as promptly as possible. The Company shall take all action necessary to continue the listing and trading of its Common Stock on the Nasdaq Small Cap

Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the NASD, the Nasdaq Small Cap Market or any other trading market. The Company shall effect the listing of the Shares on the Nasdaq Small Cap Market.

5.4 Exchange Act Registration. The Company shall cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

5.5 Additional SEC Documents. The Company will deliver to Purchaser, copies of all SEC Documents so furnished or submitted to the SEC.

5.6 Issuance of Shares. The sale and issuance of the Shares shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

5.7 Notice. The Company shall promptly notify Purchaser (a) of any communication concerning this Agreement from any Governmental Authority and permit the other party to review in advance any proposed communication concerning this Agreement to any Governmental Authority, (b) if the Company or any of its Subsidiaries is in or determines that it is in breach or default of any representation, warranty, covenant or obligation under this Agreement or any of the Related Agreements or (c) if any facts, events or circumstances occur which cause or could cause the Company or any of its Subsidiaries to be in breach or default of any representation, warranty, covenant or other agreement under this Agreement or any of the Related Agreements.

5.8 Regulation D Notice. The Company shall file with the SEC, pursuant to Regulation D, at least five (5) copies of the notice of the Company’s sale of the Shares to Purchaser on Form D, with such filing to occur no later than fifteen (15) days after the Closing Date.

ARTICLE VI

COMPANY’S CONDITIONS

The obligations of the Company to issue and sell the Shares to Purchaser are subject to the satisfaction, on or before the Closing Date, of all of the following conditions:

6.1 Accuracy of Representations and Warranties. All representations and warranties of Purchaser contained in this Agreement and in the Related Agreements shall have been accurate, true and correct in all material respects on and as of the date of this Agreement and of such Related Agreements, respectively, and, except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

6.2 Performance of Covenants. Purchaser shall have performed or complied with in all material respects all obligations, agreements and covenants hereunder to be performed or complied with by it on or before the Closing Date.

6.3 Approvals and Consents. The Company and its Subsidiaries shall have received written evidence satisfactory to the Company that all consents and approvals required under this Agreement and the Related Agreements have been obtained.

6.4 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted, and no Law shall have been enacted or come into effect, after the date hereof, which enjoins, restrains, prohibits or results in substantial damages to the Company or its Subsidiaries in respect of, or has a reasonable possibility of enjoining, restraining, prohibiting or resulting in substantial damages to the Company or its Subsidiaries in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

6.5 Certificate. The Company shall have been furnished with a certificate executed by the general partner of Purchaser, dated the Closing Date, certifying that the conditions set forth in Sections 6.1 and 6.2 have been fulfilled on or prior to the Closing Date.

6.6 Fairness Opinion. The Company has received an opinion from a qualified investment banking firm satisfactory to it that the transactions contemplated by this Agreement and the Related Agreements are fair to the shareholders of the Company from a financial point of view.

ARTICLE VII

PURCHASER’S CONDITIONS

The obligations of Purchaser to purchase and pay for the Shares are subject to the satisfaction or waiver, on or before the Closing Date, of all of the following conditions:

7.1 Accuracy of Representations and Warranties. All representations and warranties of the Company contained in this Agreement and in the Related Agreements shall have been accurate, true and correct in all material respects on and as of the date of this Agreement and of such Related Agreements, respectively, and, except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Company on and as of the Closing Date.

7.2 Performance of Covenants. The Company shall have performed or complied with, in all material respects, all obligations, agreements and covenants hereunder to be performed or complied with by the Company on or before the Closing Date.

7.3 Approvals and Consents. Purchaser shall have received written evidence satisfactory to Purchaser that all consents and approvals required under this Agreement and the Related Agreements have been obtained.

7.4 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted, and no Law shall have been enacted or come into effect, after the date hereof, which enjoins, restrains, prohibits or results in substantial damages to the Purchaser or any of its Affiliates in respect of, or has a reasonable possibility of enjoining, restraining, prohibiting or resulting in substantial damages to the Purchaser or any of its Affiliates in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

7.5 Adverse Changes. Since the date of the filing of the Company’s most recent SEC Documents, no event has occurred which has had or is reasonably likely to have a Material Adverse Effect.

7.6 Bank Holding Company. Purchaser shall have determined upon consummation of the transactions contemplated in this Agreement or the Related Agreements, Purchaser shall not become or be considered to be a bank holding company.

7.7 Officer’s Certificate. Purchaser shall have been furnished with a certificate executed on behalf of the Company by its President or Chief Financial Officer, dated the Closing Date, certifying that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled on or prior to the Closing Date.

ARTICLE VIII

CLOSING

8.1 Closing. Subject to Articles VI and VII, the Closing shall take place at 4:00 p.m. central time on the date hereof or at such other time and date as the Company and Purchaser may mutually agree upon in writing.

8.2 Deliveries by the Company. At the Closing, in addition to any other documents or agreements required under this Agreement, the Company shall deliver to Purchaser the following:

(a) certificates evidencing all of the Shares, in such reasonable denominations and registered in such names as Purchaser may have designated;

(b) a certificate of the Secretary of the Company certifying resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Company);

(c) the articles of incorporation of the Company, certified by the Secretary of State of Alabama, and the bylaws of the Company, certified by its Secretary;

(d) a certificate of good standing for the Company from the State of Alabama, for each Subsidiary from the state of their respective incorporation and each jurisdiction where the Company and each Subsidiary are authorized to conduct business;

(e) the Investor Rights Agreement, dated the Closing Date;

(f) opinions, dated the Closing Date, of Bradley Arant Rose & White LLP and Gamble, Gamble, Calame & Chittom, LLC, counsel to the Company in the form and as to the matters set forth on Exhibit B hereto; and

(g) such other Related Agreements, documents or instruments as may be required by any other provision of this Agreement or any Related Agreement or as may reasonably be required to consummate the transactions contemplated by this Agreement and the Related Agreements.

8.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to the Company the following:

(a) the amount payable to the Company pursuant to Section 2.2;

(b) the certificate of limited partnership of Purchaser, certified by the Secretary of State of Delaware;

(c) a certificate of good standing for Purchaser from the State of Delaware;

(d) the Investor Rights Agreement, dated the Closing Date; and

(e) such other Related Agreement, documents or instruments as may be required by any other provision of this Agreement or any Related Agreement or as may reasonably be required to consummate the transactions contemplated by this Agreement and the Related Agreements.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned, at any time on or prior to the Closing Date:

(a) upon the mutual consent of the Company and Purchaser;

(b) by the Company or Purchaser, if the Closing shall not have taken place on or before June 30, 2005; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to (i) the Company if the failure of the Company to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date or (ii) Purchaser if the failure of Purchaser to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(c) by Purchaser, if there shall have been a material breach of any representation, warranty, covenant or obligation of the Company hereunder, and in any case, such breach shall not have been remedied within ten (10) days after receipt by the Company of a notice in writing from Purchaser specifying the breach and requesting such breach be remedied; or

(d) by the Company, if there shall have been a material breach of any representation, warranty, covenant or obligation of Purchaser hereunder, and in any case, such breach shall not have been remedied within ten (10) days after receipt by Purchaser of a notice in writing from the Company specifying the breach and requesting such breach be remedied.

9.2 Termination Notice. In the event of termination by the Company or Purchaser pursuant to Section 9.1 (other than Section 9.1(a)), written notice thereof shall be given to the other party.

9.3 Survival After Termination. In the event of termination by the Company or Purchaser pursuant to Section 9.1, (a) this Agreement, except for Sections 3.15, 4.7 and 11.1, shall become null and void and (b) there shall be no further liability on the part of any party hereto, except for breaches or defaults under Sections 3.15, 4.7 and 11.1. Nothing in this Agreement shall relieve either party from liability for any breach or default of this Agreement for any breach or default that occurs prior to such termination, and nothing in this Agreement shall relieve either party from obligations with respect to, or liability from any breach or default of, that certain Confidentiality Agreement between the parties, dated as of October 27, 2004.

ARTICLE X

INDEMNIFICATION

10.1 Indemnification by the Company. The Company agrees to indemnify Purchaser against, and agrees to hold Purchaser harmless from, any and all Losses (including reasonable attorneys’ fees and costs of investigation) incurred or suffered by Purchaser arising out of any of the following:

(a) any breach of or any inaccuracy in any representation or warranty made by the Company in this Agreement or any Related Agreement or any document delivered by the Company at the Closing; or

(b) any breach of or failure by the Company to perform any covenant or obligation of the Company set out in this Agreement or any Related Agreement or any document delivered by the Company at the Closing.

10.2 Indemnification by Purchaser. Purchaser agrees to indemnify the Company against, and agrees to hold the Company harmless from, any and all Losses (including reasonable attorneys’ fees and costs of investigation) incurred or suffered by the Company arising out of any of the following:

(a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing; or

(b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out in this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing.

ARTICLE XI

MISCELLANEOUS

11.1 Expenses. Each party hereto shall bear its own fees and expenses with respect to the transactions contemplated hereby.

11.2 Amendment. This Agreement may be amended, modified or supplemented but only in a writing signed by the Company and Purchaser.

11.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

If to Purchaser, addressed as follows:

Endurance Capital Investors, L.P.

c/o Endurance Partners, LLC

405 Lexington Avenue, 26th Floor

New York, New York 10174

Attention: Edwin H. Yeo, III, Managing Member

Facsimile: (212) 368-8068

with a copy to:

Mayer, Brown, Rowe & Maw LLP

190 South LaSalle Street

Chicago, Illinois 60603

Attention: Alan Van Dyke, Esq. and Matthew A. Posthuma, Esq.

Facsimile: (312) 701-7711

If to the Company, addressed as follows:

The Peoples BancTrust Company, Inc.

310 Broad Street

Selma, Alabama 36701

Attention: Elam P. Holley, Jr., President and Chief Executive Officer

Facsimile: (334) 875-1010

with copies to:

Gamble, Gamble, Calame & Chittom, LLC

807 Selma Avenue, P.O. Box 345

Selma, Alabama 36701

Attention: Harry W. Gamble Jr., Esq.

Facsimile: (334) 874-4975

and

Bradley Arant Rose & White LLP

One Federal Place

1819 Fifth Avenue North

Birmingham, Alabama 35203

Attention: Paul S. Ware, Esq.

Facsimile: (205) 488-6624

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

11.4 Payments in Dollars. Except as otherwise provided herein or in a Related Agreement, all payments pursuant hereto shall be made by wire transfer in Dollars in same day or immediately available funds without any set-off, deduction or counterclaim whatsoever.

11.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

11.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that no assignment of any rights or obligations hereunder, by operation of law or otherwise, shall be made by either party without the written consent of the other party.

11.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

11.8 Further Assurances. Upon the reasonable request of Purchaser, the Company shall on and after the Closing Date execute and deliver to Purchaser such other instruments as may be reasonably requested by Purchaser and are required to effectuate completely the issuance to Purchaser of the Shares, and to otherwise carry out the purposes of this Agreement.

11.9 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

11.10 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof, except that certain Confidentiality Agreement between the parties, dated as of October 27, 2004, which shall continue in full force and effect.

11.11 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof, except that the issuance of the Shares shall be governed by the internal laws of the State of Alabama without giving effect to the principles of conflicts of law thereof.

11.12 Survival After Closing. The representations and warranties set forth in this Agreement and any right to indemnification for a breach of such representations and warranties shall survive two years after the Closing Date, except for the Title and Authorization Representations and Warranties and those representations and warranties set forth in Sections 3.15 and 4.7 and the related indemnification rights, which shall survive indefinitely. All covenants and obligations in this Agreement, other than any covenant or obligation in a representation or warranty, which shall survive for the periods set forth in the preceding sentence, shall survive indefinitely.

11.13 Arbitration.

(a) The parties shall make a good faith effort to resolve informally any dispute subject to clause (b) of this Section. A request for arbitration under clause (b) may not be filed until thirty (30) days have elapsed from the initiation of such good faith effort.

(b) Any dispute, controversy, or claim arising out of, relating to, involving, or having any connection with this Agreement, including any question regarding the validity, interpretation, scope, performance, or enforceability of this dispute resolution provision, shall be exclusively and finally settled by arbitration in accordance with the Center for Public Resources (“CPR”) Dispute Resolution Rules for Non-Administered Arbitration in effect on the date of this Agreement, except where the specific terms of this Section 11.13 vary from such Rules. The arbitration shall be conducted in Charlotte, North Carolina unless, by the due date of the respondent’s answering statement, the parties agree on another location. The arbitration shall be conducted by three arbitrators, appointed pursuant to CPR Rules 5.1 and 5.2.

(c) The parties shall be entitled to engage in reasonable discovery, including requests for production of relevant non-privileged documents. Depositions and interrogatories may be ordered by the arbitral panel upon a showing of need. The parties acknowledge that one of the primary goals of arbitration is to avoid the costs that often accompany litigation and, consequently, any discovery permitted under this provision should be limited accordingly.

(d) All decisions, rulings, and awards of the arbitral panel shall be made pursuant to majority vote of the three arbitrators. The award shall be in accordance with the applicable law, shall be in writing, and shall state the reasons upon which it is based. The arbitrators shall have no power to modify or abridge the terms of this Agreement. The arbitrators shall have no power to award, and the parties hereby waive any claim to, damages (including punitive or exemplary damages) in excess of compensatory damages.

(e) Costs incurred in the arbitration proceeding shall be borne in the manner determined by the arbitral panel, except that each party shall bear the costs of its own attorneys’ and expert/consulting fees and expenses, regardless of the outcome of the arbitration.

(f) The award of the arbitrators shall be final. An appeal may be taken under the CPR Arbitration Appeal Procedure from any final award of an arbitral panel in any arbitration arising out of or related to this Agreement that is conducted in accordance with the requirements of such Appeal Procedure. Unless otherwise agreed by the parties and the appeal tribunal, the appeal shall be conducted at the place of the original arbitration. Upon conclusion of the appeal, or if no appeal is taken within the prescribed time period, judgment on the award may be entered by any state or federal court having jurisdiction to do so. The parties hereby agree that such court shall be an appropriate forum for any such enforcement proceeding.

(g) Nothing in this Agreement shall prevent the parties, prior to the formation of the arbitral panel, from applying to a court of competent jurisdiction for provisional or interim measures or injunctive relief as may be necessary to safeguard the property or rights that are the subject matter of the arbitration. Once the arbitral panel is in place, it shall have exclusive jurisdiction to hear applications for such relief, except that any interim measures or injunctive relief ordered by the arbitral panel may be immediately and specifically enforced by a court of competent jurisdiction.

(h) Unless otherwise agreed by the parties or required by law, the parties and the arbitrators shall maintain the confidentiality of all documents, communications, proceedings, and awards provided, produced, or exchanged pursuant to an arbitration conducted under this Section 11.13.

(i) The parties recognize that this Agreement involves and affects interstate commerce and that this Section 11.13 is enforceable under the Federal Arbitration Act.

11.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.15 Facsimile or Electronic Signatures. Any signature page delivered by a fax machine, telecopy machine or e-mail shall be binding to the same extent as an originally signed signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such signature page agrees to later deliver an original counterpart to any party which requests it.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

THE PEOPLES BANCTRUST COMPANY, INC.

By:	/s/ Elam P. Holley, Jr.
Name:	Elam P. Holley, Jr.
Title:	President and Chief Executive Officer

ENDURANCE CAPITAL INVESTORS, L.P.

By:	Endurance Partners, LLC,
As General Partner

By:	/s/ Edwin H. Yeo, III
Name:	Edwin H. Yeo, III
Title:	Managing Member